EXHIBIT 10.2

                              LOANOUT AGREEMENT

     This LOANOUT AGREEMENT is entered into as of October 15, 2002 (the "Agreement"), by and among B World, and B Technologies, and their affiliates (the "World"), Recom Managed Systems, Inc., a Delaware Corporation ("Company") and Budimir Drakulic.

                               R E C I T A L S:

     A. The Company desires to obtain the services of Mr. Budimir Drakulic ("Drakulic"), the President of World, to perform, on the basis set forth herein, the functions of Vice President and Chief Technology Officer of the Company, and World and Drakulic are willing to make such services available to the Company upon and subject to the terms and conditions hereof.

     B. This Agreement has been approved by the Board of Directors of the Company (the "Board"), including by a majority of its disinterested directors.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Services. The World will make available the services of Drakulic to the Company and the Company will make use of the services of Drakulic to serve, exclusively, as Vice President and Chief Technology Officer of the Company, commencing and effective as of the date hereof ("Effective Date"), until the expiration of the Term (as defined in Section 3 below). Drakulic will be available to render such services on a part-time basis but only as mutually agreeable to all of the Company, the World and Drakulic.

     2.   Compensation.

          (a)  Cash Execution Bonus.   Within fifteen (15) business days after
the execution of this Agreement, the Company shall pay the World a one-time lump sum cash payment in the amount of $10,000.

          (b) Equity Starting Bonus. Upon execution of this Agreement the World shall be granted 200,000 shares of restricted common stock ("Restricted Stock") specific terms and conditions provided in the relevant documentation including the Restricted Stock Agreement, in substantially the same form as
attached hereto as Schedule A.   It is acknowledged that shares of the
Restricted Stock will vest on a quarterly basis such that the full amount will be 100% vested on the fifth anniversary of the effective date of this Agreement, conditioned upon the World continuing to provide services to the Company. World shall be entitled to all cash dividends paid on the Restricted Stock. If there is (i) any stock dividend, stock split or other change in the Restricted Stock, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities attributable to the Restricted Stock shall be included thereafter as "Restricted Stock" for purposes of this Agreement.

          (c) Monthly Base Compensation. The Company agrees to pay to World, as compensation for the services to be rendered by Drakulic hereunder: A fee of $15,000 per month with no perquisites of any time or in any manner whatsoever.

     3. Term. The term of this Agreement shall commence as of execution and shall continue for a period of ten years after execution. Thereafter, the term of this Agreement shall extend automatically for successive renewal periods of one year unless either party delivers written notice to the other party at least ninety (90) days prior to the last day of the current renewal period.

     4.  Termination. This Agreement may be terminated at any time as follows:

         (a)  By mutual agreement in writing of the parties hereto; or

         (b) By the World, if the Company fails, neglects or refuses to fulfill its obligations under Section 2 hereof for a period of ten (10) or more days after receipt of notice thereof.

     5. Effect of Termination. If this Agreement is terminated for any reason under Section 4, the parties shall have no further obligations hereunder after the effective date of termination, other than under Section 7 hereof, which shall fully survive termination for any reason; provided that such termination shall have no effect upon the obligations of either party accrued as of the effective date of termination.

     6. Independent Contractor Status. Each of the World and the Company agree that the furnishing of Drakulic's services hereunder by the World is solely as an independent contractor, with the World retaining control over and responsibility for its own operations and contractors, including Drakulic. Neither the World nor any of its beneficiaries or agents (including Drakulic) shall, solely by virtue of this Agreement or the hereunder, be considered employees, principals, partners, co-venturers or agents of the Company.

     7.  Non-Compete; Non-Solicit.

         (a) The parties hereto recognize that the World's and Drakulic's services are special and unique and that the level of compensation and the provisions herein for compensation under Section 2 are partly in consideration of and conditioned upon the World and Drakulic not competing with the Company, and the World's and Drakulic's covenant not to compete or solicit as set forth in this Section 7.

         (b) Drakulic and the World agree that during the term of this Agreement and for a period of forty-eight (48) months thereafter (the "Covenant Period"), neither Drakulic nor the World shall render services for any competing organization as determined from time to time by the Board (the "Prohibited List").

         (c) During the Covenant Period, neither Drakulic nor the World shall, directly or indirectly, disrupt, damage or interfere with the operation or business of the Company by soliciting or recruiting its employees, but the foregoing shall not prevent Drakulic from giving references.

         (d) During the Covenant Period, neither Drakulic nor the World shall, without prior written authorization from the Company, violate the agreement entered into pursuant to Section 7 hereof.

         (e) Drakulic and the World agree that the Company would suffer an irreparable injury if the World or Drakulic was to breach the covenants contained in this Sections 7 and that the Company would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction and the World and Drakulic hereby stipulate to the entering of such injunctive relief prohibiting Drakulic and the World from engaging in such breach.

         (f) If any of the restrictions contained in this Section 7 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions thereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 7 in its reduced form for all purposes in the manner contemplated hereby.

     8. Notices. Any notice or other communication required or permitted to be given or made under this Agreement by one party to the other parties will be in writing and shall be deemed to have been duly given and to be effective
(i) on the date of delivery if delivered personally or (ii) when sent if sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail or confirmed facsimile transmission, as follows (or to such other address as shall be given in writing by one party to the other parties in accordance herewith):

         If to the Company to:

             Recom Managed Systems, Inc.
             4705 Laurel Canyon, Penthouse
             Studio City, CA 91607
             Attn:  General Counsel


         If to the World to:

             ___________________
             ___________________
             ___________________
             Attn:______________

     9.    General.

           (a) Entire Agreement. This Agreement together with the Restricted Stock Agreement attached hereto constitutes the entire Agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings -- whether oral, written or both -- of the parties with respect to the subject matter hereof. In the case of this particular Agreement, there have been no prior or contemporaneous agreements, representations and understandings between or among the parties hereto, and the only agreement that formed the topic of negotiations and discussions is contained herein. The parties agree that this Agreement may not be modified and that no attempted modification by the parties shall be binding upon either party hereto unless contained in a written instrument executed by the party to be charged. Accordingly, this Agreement may not be so modified by a writing that is unsigned by the party to be charged and this Agreement may not be modified by any oral amendment, oral agreement or other oral modification. In fact, any oral amendment or written modification that remains unsigned by the party to be charged is invalid in that the parties intend that there is no consideration for any future promises that are not contained in writing and the parties hereto specifically agree that this be the case.

           (b) Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

           (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

           (d) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, provided that neither the World nor the Company may assign any of its rights or obligations under this Agreement without the express written consent of the other party hereto.

           (e) Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY CONFLICTS LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. EACH OF THE COMPANY, DRAKULIC, AND THE WORLD HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CALIFORNIA CITY AND COUNTY OF LOS ANGELES SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AGREE THAT (i) THE SOLE AND EXCLUSIVE APPROPRIATE VENUE FOR ANY ACTION, SUIT OR PROCEEDING RELATING TO SUCH INTERPRETATION AND ENFORCEMENT SHALL BE IN SUCH A COURT, (ii) ALL CLAIMS WITH RESPECT TO SUCH PROVISIONS SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH A COURT, (iii) ANY SUCH COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY DISPUTE RELATING TO SUCH PROVISIONS AND (iv) EACH HEREBY WAIVES, AND AGREES NOT TO ASSERT, ANY AND ALL OBJECTIONS AND DEFENSES BASED ON FORUM, VENUE OR PERSONAL OR SUBJECT MATTER JURISDICTION AS THEY MAY RELATE TO SUCH AN ACTION, SUIT OR PROCEEDING BEFORE SUCH A COURT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 9(e), PROVIDED THAT ENFORCEMENT OF A JUDGMENT RENDERED BY SUCH A COURT MAY BE SOUGHT IN ANY COURT OF COMPETENT JURISDICTION FOR THE ENFORCEMENT THEREOF. THE COMPANY THE WORLD AND DRAKULIC HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

          (f) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily, and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 9(f).

          (g) Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, will be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of and the Company, approved by resolution of the Board of Directors of the Company). Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any party hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, will be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity or otherwise.

          (h) Confidential Information. Budimir and the World agree to enter into the Company's standard Confidential Information and Invention Assignment Agreement, in substantially the same form as attached hereto as Schedule B, (the "Confidential Information Agreement") upon the Execution hereof.

                 [Remainder of Page Intentionally Left Blank]

                                  Schedule A

                           RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT, dated as of October 14, 2002 ("Grant Date") by and between Recom Managed Systems, Inc, a Delaware Corporation ("Company"), and B World and B Technologies ("World"), is entered into as follows:

     WHEREAS, the Compensation Committee of the Board of Directors of the Company ("Committee") determined that World be granted shares of the Company's $.001 par value Common Stock ("Stock") subject to the restrictions stated below, as reflected in the terms and conditions contained in the Loanout Agreement by and between World and the Company made as of October 14, 2002 (the "Loanout Agreement") and as hereinafter set forth;

     WHEREAS, the Company and World acknowledge and agree that Company: (i) is a development stage start-up business; (ii) has no market capitalization of any significance; (iii) has no operations; (iv) has no staff that can perform the services described herein; and (v) although it currently intends to develop devices and products, does not have the current capability to do so for a variety of reasons including, but not limited to, the lack of seed financing necessary to maintain appropriate staffing and developmental levels to enable it to achieve its business plan.

     WHEREAS, the Company and World further acknowledge and agree that as a result of the Company's current state and condition as described in these recitals, the Stock granted herein has a diminimus value and for all intents and purposes is worthless as of the date hereof:

     NOW, THEREFORE, the parties hereby agree as follows:

1.   Grant of Stock.

     Subject to the terms and conditions of this Agreement, the Company hereby grants to the World 200,000 shares of Stock.

2.   Vesting Schedule.

     The interest of the World in the Stock shall vest quarterly at a rate of 5.00% per 3 month period so that one-twentieth of such Stock shall be vested on the first anniversary of the Grant Date, and so that an additional one-twentieth will vest on each succeeding anniversary date, so as to be 100% vested on the fifth anniversary thereof, conditioned upon the World continuing to provide the Company with services as of each vesting date. Notwithstanding the foregoing, the interest of the World in the Stock shall vest as to:

     (a) 100% of the then unvested Stock upon the World terminating it services to the Company pursuant to Section 4 of the Loanout Agreement.

3.   Restrictions.

     (a) The Stock or rights granted hereunder may not be sold, pledged or otherwise transferred until the Stock becomes vested in accordance with
Section 2. The period of time between the date hereof and the date Stock becomes vested is referred to herein as the "Restriction Period."

     (b) Except as specified in Section 4 of the Loanout Agreement, if the World ceases to provide the Company with services, the balance of the Stock subject to the provisions of this Agreement which have not vested at the time of such termination shall be forfeited by the World, and ownership transferred back to the Company.

4.   Legend.

     All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS
      CORPORATION."

5.   Escrow.

     The certificate or certificates evidencing the Stock subject hereto shall be delivered to and deposited with the Secretary of the Company as Escrow Agent in this transaction. The Stock may also be held in a restricted book entry account in the name of the World. Such certificates or such book entry shares are to be held by the Escrow Agent until termination of the Restriction Period, when they shall be released by said Escrow Agent to the World.

6.   Shareholder Rights.

     During the Restriction Period, the World shall have all the rights of a shareholder with respect to the Stock except for the right to transfer the Stock, as set forth in Section 3 and except as set forth in Section 7. Accordingly, the World shall have the right to vote the Stock and to receive any cash dividends paid to or made with respect to the Stock.

7.   Changes in Stock.

     In the event that as a result of (a) any stock dividend, stock split or other change in the Stock, or (b) any merger or sale of all or substantially all of the assets of other acquisition of the Company, and by virtue of any such change the World shall in its capacity as owner of unvested shares of Stock which have been awarded to it (the "Prior Stock") be entitled to new or additional or different shares or securities, such new or additional or different shares or securities shall thereupon be considered to be unvested Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock pursuant to this Agreement.

9.   Death of Employee.

     In the event of Budimir Drakulic's death after the vesting date but prior to the payment of Stock, said Stock shall be paid to the World estate or designated beneficiary.

10.  Taxes.

     World shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock hereunder. World may elect to satisfy such withholding tax obligation by having the Company retain Stock having a fair market value equal to the Company's minimum withholding obligation.

11. Miscellaneous.

    (a) The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

        (b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

        (c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at her address then on file with the Company.

        (d) This Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.



The Company:
Recom Managed Systems, Inc.




By: /s/ Marvin H. Fink
Its: CEO
Date: 10/15/02


World:
B World and B Technologies





By: /s/ Budimir Drakulic
Its: President
Date: 10/15/02

                                 Schedule B

                         RECOM MANAGED SYSTEMS, INC.

                     EMPLOYMENT, CONFIDENTIAL INFORMATION,
                 INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT


As a condition of providing services to Recom Managed Systems, Inc., its subsidiaries, affiliates, successors or assigns (together the "Company"), and in consideration of the compensation now and hereafter paid to me by Company, I agree to the following:

     1.   Confidential Information.

          (a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

          (b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

     2.   Inventions.

          (a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

          (b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 2(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to me as a result of the Company's efforts to commercialize or market any such invention.

           (c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

           (d) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

           (e) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

          (f) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 as follows: "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable." I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

     3. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

     4. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will immediately deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns.

     5. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

     6.   Solicitation of Employees.   I agree that, during the term of my
employment with the Company and for a period of forty-eight (48) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

     7. Conflict of Interest Guidelines. I agree to diligently adhere to the following conflict of interest guidelines:

     It is the policy of Recom Managed Systems, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

          1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information, Invention Assignment and Arbitration Agreement elaborates on this principle and is a binding agreement.)

          2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

          3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

          4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

          5. Initiating or approving any form of personal or social harassment of employees.

          6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

         7.  Borrowing from or lending to employees, customers or suppliers.

         8.  Acquiring real estate of interest to the Company.

         9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

        10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

        11. Making any unlawful agreement with distributors with respect to prices.

        12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

        13. Engaging in any conduct which is not in the best interest of the Company.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

     8. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

     9.  Arbitration and Equitable Relief.

         (a) Arbitration. EXCEPT AS PROVIDED IN SECTION 10(b) BELOW, I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SETTLED BY ARBITRATION TO BE HELD IN VENTURA COUNTY, CALIFORNIA, IN ACCORDANCE WITH THE EMPLOYMENT DISPUTE RESOLUTION RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR'S DECISION IN ANY COURT HAVING JURISDICTION. THE COMPANY AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES. THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN SECTION 10(b) BELOW), INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

               i. ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

              ii. ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq.;

             iii. ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

         (b) Equitable Remedies. I AGREE THAT IT WOULD BE IMPOSSIBLE OR INADEQUATE TO MEASURE AND CALCULATE THE COMPANY'S DAMAGES FROM ANY BREACH OF THE COVENANTS SET FORTH IN SECTIONS 1, 2, AND 4 HEREIN. ACCORDINGLY, I AGREE THAT IF I BREACH ANY OF SUCH SECTIONS, THE COMPANY WILL HAVE AVAILABLE, IN ADDITION TO ANY OTHER RIGHT OR REMEDY AVAILABLE, THE RIGHT TO OBTAIN AN INJUNCTION FROM A COURT OF COMPETENT JURISDICTION RESTRAINING SUCH BREACH OR THREATENED BREACH AND TO SPECIFIC PERFORMANCE OF ANY SUCH PROVISION OF THIS AGREEMENT. I FURTHER AGREE THAT NO BOND OR OTHER SECURITY SHALL BE REQUIRED IN OBTAINING SUCH EQUITABLE RELIEF AND I HEREBY CONSENT TO THE ISSUANCE OF SUCH INJUNCTION AND TO THE ORDERING OF SPECIFIC PERFORMANCE.

          (c) Consideration. I UNDERSTAND THAT EACH PARTY'S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR OTHER PARTY'S LIKE PROMISE. I FURTHER UNDERSTAND THAT I AM OFFERED EMPLOYMENT IN CONSIDERATION OF MY PROMISE TO ARBITRATE CLAIMS.

     10.   General Provisions.

           (a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

           (b) Entire Agreement. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings -- whether oral, written or both -- of the parties with respect to the subject matter hereof. In the case of this particular Agreement, there have been no prior or contemporaneous agreements, representations and understandings between or among the parties hereto, and the only agreement that formed the topic of negotiations and discussions is contained herein. The parties agree that this Agreement may not be modified and that no attempted modification by the parties shall be binding upon either party hereto unless contained in a written instrument executed by the party to be charged. Accordingly, this Agreement may not be so modified by a writing that is unsigned by the party to be charged and this Agreement may not be modified by any oral amendment, oral agreement or other oral modification. In fact, any oral amendment or written modification that remains unsigned by the party to be charged is invalid in that the parties intend that there is no consideration for any future promises that are not contained in writing and the parties hereto specifically agree that this be the case.

           (c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

           (d) Employment. As used herein, my employment includes any time during which I may be retained by the Company as a consultant. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

           (e) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

           (f) Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

           (g) Waiver. No failure or delay by either of the parties in exercising any right, power or privilege under this Agreement will operate as a waiver thereof. The waiver by either of the parties of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other or subsequent breach.

AGREED AND ACCEPTED THIS:



Date:  October 15, 2002

BY AND BETWEEN:


The Company:                           Budimir Drakulic:
Recom Managed Systems, Inc.



By: /s/Marvin H. Fink                  By: /s/ Budimir Drakulic
Its: CEO                               Its:
Date:  10/15/02                        Date:  10/15/02


B WORLD:                               B TECHNOLOGIES:





By: /s/ Budimir Drakulic               By:  /s/ Budimir Drakulic
Its: President                         Its: President
Date:  10/15/02                        Date: 10/15/02

                                  Exhibit A
                           LIST OF PRIOR INVENTIONS
                       AND ORIGINAL WORKS OF AUTHORSHIP


Title           Date               Identifying Number or Brief Description













___No inventions or improvements
___Additional Sheets Attached




Signature of Employee:
Print Name of Employee:
Date:

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.


B WORLD



By: /s/ Budimir Drakulic
    Budimir Drakulic
    President

B WORLD



By: /s/ Budimir Drakulic
    Budimir Drakulic
    President

RECOM MANAGED SYSTEMS



By: /s/ Marvin H. Fink
    Marvin H. Fink
    Chief Executive Officer